Exhibit 99.1

Dave Inc. Announces Fourth Quarter and Full Year 2022 Results

March 6, 2023

Q4 Record GAAP Revenue Grew 45% Year Over Year

Q4 Transaction Based Revenue Grew 88% Year Over Year

Q4 Net Loss and Adj. EBITDA Improved by 55% and 59%, Respectively, From Q3 2022

Q4 28-Day Delinquency Rate Improved ~50 Basis Points From Q3 2022

LOS ANGELES, March 06, 2023 (GLOBE NEWSWIRE) — Dave Inc. (the “Company”) (Nasdaq: DAVE, DAVEW), one of the leading U.S. neobanks, today reported its financial results for the fourth quarter and full year ended December 31, 2022.

“We generated record top-line results during the quarter, achieved both our revenue and margin targets for the year, and significantly reduced losses as we exited 2022,” said Jason Wilk, founder and Chief Executive Officer of Dave. “During the fourth quarter, we reduced our customer acquisition cost by 31% and added 543,000 net new members, which, in conjunction with continued improvement in retention, further increased monthly transacting members to nearly 2 million. We saw a continued acceleration in our Dave Card business with quarterly debit spend volume growing over 50% vs. Q4 2021. We believe we are well-positioned to execute on our business plan in 2023 and deliver another year of strong, efficient revenue growth with improved profitability.”

Quarterly Financial Highlights ($ in millions unless otherwise noted)

	4Q21	1Q22	2Q22	3Q22	4Q22
GAAP Operating Revenues, Net	$41.2	$42.6	$45.8	$56.8	$59.6
% Change vs. prior year period	16%	24%	23%	41%	45%
Non-GAAP Operating Revenues*	$42.2	$43.7	$47.0	$58.6	$61.8
% Change vs. prior year period	16%	23%	22%	41%	46%
Non-GAAP Variable Profit Margin*	48%	41%	39%	42%	41%
GAAP Net Loss	($15.2)	($32.8)	($27.1)	($47.5)	($21.5)
Adjusted EBITDA (Loss)*	($12.6)	($18.3)	($28.5)	($28.5)	($11.8)

*	See reconciliation of the non-GAAP measures at the end of the press release.

Fourth Quarter 2022 Operating Highlights (vs. Q3 2022)

•	Added 543,000 Net New Members while reducing customer acquisition cost by 31%. Total members increased 7% to 8.3 million.

•	Monthly Transacting Members (“MTMs”) increased 4% to 1.9 million. Transactions per MTM increased 12% to 5.2.

•	ExtraCash originations increased 6% to $801 million while the 28-Day delinquency rate improved 49 basis points to 3.58%.

•	Dave Debit Card spend increased 34% to $263 million compared to $197 million.

Annual Financial Highlights ($ in millions unless otherwise noted)

	FY 2021	FY 2022
GAAP Operating Revenues, Net	$153.0	$204.8
% Change vs. prior year	26%	34%
Non-GAAP Operating Revenues*	$157.6	$211.1
% Change vs. prior year	26%	34%
Non-GAAP Variable Profit Margin*	53%	41%
GAAP Net Loss	($20.0)	($128.9)
Adjusted EBITDA (Loss)*	($36.5)	($87.1)

*	See reconciliation of the non-GAAP measures at the end of the press release.

Liquidity Summary

The Company had $193 million of cash and cash equivalents, restricted cash, marketable securities, and short-term investments as of December 31, 2022.

2023 Financial Outlook

For fiscal 2023, the Company expects the following:

•	Non-GAAP operating revenue between $235 million - $260 million, reflecting annual growth of 11% - 23%;

•	Non-GAAP variable margin to expand to 43% - 47%, representing approximately 200 bps - 600 bps improvement from 2022; and

•	Adjusted EBITDA (Loss) between ($50) million - ($35) million, improving approximately 43% - 60% from 2022.

Dave CFO Kyle Beilman commented: “Our 2023 targets reflect our expectation for continued double-digit revenue growth with variable margin expansion, while significantly reducing losses. Moreover, we expect our fixed expense base to deliver substantial operating leverage as we believe the investments we made in our product development team are sufficient for us to execute on our business plan. Looking ahead, we plan to continue executing on our growth and profitability objectives in 2023. We are reiterating our expected timeline of turning adjusted EBITDA positive in 2024 without the need to raise additional equity capital.”

Conference Call

The Company will host a conference call at 5:00 p.m. Eastern time on Monday, March 6, 2023, to discuss the results for its fourth quarter and full year ended December 31, 2022.

Dave management will host the conference call, followed by a question-and-answer period. The conference call details are as follows:

Date: Monday, March 6, 2023

Time: 5:00 p.m. Eastern time

Dial-in number: (877) 407-0789

Live webcast registration link: here

The conference call will also be available for replay in the Events section of the Company’s website, along with the transcript, at https://investors.dave.com.

If you have any difficulty registering for or connecting to the conference call, please contact Elevate IR at DAVE@elevate-ir.com.

About Dave

Dave is one of the nation’s leading neobanks on a mission to build products that level the financial playing field. Dave’s financial tools, including its debit card and spending account, help millions of customers bank, budget, avoid overdraft fees and find work. For more information, visit www.dave.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance and growth, fiscal year 2023 guidance, expected timing of meeting adjusted EBITDA profitability and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to remediate material weaknesses in Dave’s internal controls over financial reporting and maintain an effective system of internal control over financial reporting; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on Dave’s business; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, non-GAAP operating revenues, non-GAAP variable operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Dave before the impact of interest income or expense, provision/(benefit) for income taxes, depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other non-recurring strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP operating revenues as operating revenues, net excluding direct loan origination costs, ATM fees, and interchange fees. The Company defines and calculates non-GAAP variable operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as non-GAAP operating revenues excluding non-GAAP operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of non-GAAP operating revenues.

These non-GAAP financial measures may be helpful to the user in assessing our operating performance and facilitates an alternative comparison amongst fiscal periods. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and twelve months ended December 31, 2022 and 2021.

Certain Other Terms

Dave defines Net New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account, net of the number of accounts deleted by Members or closed by the Company in the same period. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number of Monthly Transacting Members represents the unique number of Members who have made a funding, spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period. Transactions Per Monthly Transacting Member measures the average number of transactions initiated per Monthly Transacting Member in each month, measured as the average over a given period.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

DAVE@elevate-ir.com

Media Contact

Kira Sarkisian

press@dave.com

DAVE INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating revenues:
Service based revenue, net	$53.8	$38.0	$188.9	$142.2
Transaction based revenue, net	5.8	3.2	15.9	10.8

Total operating revenues, net	59.6	41.2	204.8	153.0
Operating expenses:
Provision for unrecoverable advances	20.3	10.5	66.3	32.2
Processing and servicing costs	8.3	6.5	31.9	23.5
Advertising and marketing	11.9	12.6	69.0	51.5
Compensation and benefits	22.1	14.9	103.4	49.5
Other operating expenses	16.9	11.3	68.6	43.2

Total operating expenses	79.5	55.8	339.2	199.9

Other expenses (income):
Interest expense, net	1.8	1.4	6.2	2.2
Legal settlement and litigation expenses	0.1	0.7	6.3	1.7
Other strategic financing and transactional expenses	(0.2)	—	4.6	0.3
Gain on extinguishment of liability	—	—	(4.3)	—
Changes in fair value of earnout liabilities	—	—	(9.6)	—
Changes in fair value of derivative asset on loans to stockholders	—	(1.7)	5.6	(34.8)
Changes in fair value of warrant liabilities	—	0.1	(14.2)	3.6

Total other expense (income)	1.7	0.5	(5.4)	(27.0)

Net loss before (benefit from) provision for income taxes	(21.6)	(15.1)	(129.0)	(19.9)

(Benefit from) provision for income taxes	(0.1)	0.1	(0.1)	0.1

Net loss	$(21.5)	$(15.2)	$(128.9)	$(20.0)

DAVE INC.

RECONCILIATION OF OPERATING REVENUES, NET TO NON-GAAP OPERATING REVENUES

(in millions)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating revenues, net	$59.6	$41.2	$204.8	$153.0
ExtraCash origination and ATM-related costs	2.2	1.0	6.3	4.6

Non-GAAP operating revenues	$61.8	$42.2	$211.1	$157.6

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Operating expenses	$79.5	$55.8	$339.2	$199.9
Non-variable operating expenses	(43.2)	(33.8)	(213.6)	(126.3)

Non-GAAP variable operating expenses	$36.3	$22.0	$125.6	$73.6

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Non-GAAP operating revenues	$61.8	$42.2	$211.1	$157.6
Non-GAAP variable operating expenses	(36.3)	(22.0)	(125.6)	(73.6)

Non-GAAP variable profit	$25.5	$20.2	$85.5	$84.0

Non-GAAP variable profit margin	41%	48%	41%	53%

DAVE INC.

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in millions)

(unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net loss	$(21.5)	$(15.2)	$(128.9)	$(20.0)
Interest expense, net	1.8	1.4	6.2	2.2
(Benefit from) provision for income taxes	(0.1)	0.1	(0.1)	0.1
Depreciation and amortization	1.5	1.0	6.7	3.0
Stock-based compensation	6.6	1.0	40.6	7.4
Legal settlement and litigation expenses	0.1	0.7	6.3	1.7
Other strategic financing and transactional expenses	(0.2)	—	4.6	0.3
Gain on extinguishment of liability	—	—	(4.3)	—
Changes in fair value of earnout liabilities	—	—	(9.6)	—
Changes in fair value of derivative asset on loans to stockholders	—	(1.7)	5.6	(34.8)
Changes in fair value of warrant liabilities	—	0.1	(14.2)	3.6

Adjusted EBITDA	$(11.8)	$(12.6)	$(87.1)	$(36.5)

DAVE INC.

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	December 31,	December 31,
	2022	2021
Cash, cash equivalents and restricted cash	$23.7	$32.4
Marketable securities	0.3	8.2
Short-term investments	168.8	—
Working capital	272.2	31.6
Total stockholders’ equity	106.6	38.7